                                                                    EXHIBIT 11.1

                           AMERICA SERVICE GROUP INC.

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                QUARTER ENDED                SIX MONTHS ENDED
                                                                   JUNE 30,                       JUNE 30,
                                                           -----------------------        -----------------------
                                                             2001            2000           2001           2000
                                                           --------        -------        --------        -------
Net income (loss)                                          $(18,379)       $ 1,815        $(16,041)       $ 3,510

Preferred stock dividends                                        --           (161)           (163)          (324)
                                                           --------        -------        --------        -------

Numerator for basic earnings (loss) per share -
   income (loss) attributable to common stock
   holders                                                 $(18,379)       $ 1,654        $(16,204)       $ 3,186
                                                           ========        =======        ========        =======

Denominator for basic earnings (loss) per share -
   weighted average shares                                    5,420          3,737           5,153          3,732

Effect of dilutive securities                                    --          1,773              --          1,696
                                                           --------        -------        --------        -------

Weighted average common shares outstanding -
diluted                                                       5,420          5,510           5,153          5,428
                                                           ========        =======        ========        =======

Basic earnings (loss) per share                            $  (3.39)       $  0.44        $  (3.14)       $  0.85
                                                           ========        =======        ========        =======
Diluted earnings (loss) per share                          $  (3.39)       $  0.33        $  (3.14)       $  0.65
                                                           ========        =======        ========        =======


                                       14